Exhibit 99.1

Cadrenal Therapeutics Announces Appointment of Robert Lisicki to Board of Directors

PONTE VEDRA, Fla., July 24, 2023 -- Cadrenal Therapeutics, Inc., (“Cadrenal” or the “Company”) (Nasdaq: CVKD), a biopharmaceutical company developing tecarfarin, a late-stage novel oral and reversible anticoagulant (blood thinner) for certain rare medical conditions, today announced the appointment of Robert Lisicki to its Board of Directors and Compensation and Nomination/Governance Committees. Lisicki brings over 25 years of experience in the pharma/biotech sector, including as the Chief Commercial Officer of Arena Pharmaceuticals, where he provided global visionary leadership for the $6.7 billion growth-stage biopharmaceutical company through their acquisition by Pfizer in March 2022.

“Robert is a highly accomplished executive with a proven track record leading rapidly growing clinical-stage public companies, including successes with cardiovascular therapeutics and strong relationships with life sciences investors. His experience in developing collaborative research agreements with large pharma across multiple therapeutic areas will be a valuable asset as we look to advance tecarfarin,” said Quang Pham, Chairman and CEO of Cadrenal. “I look forward to leaning on his executive experience and commercial vision as a member of the Cadrenal board.”

During his time as Chief Commercial Officer at Arena Pharmaceuticals, Lisicki had a leadership role in more than $8 billion in M&A activities. He regularly interacted with FDA, EMA, and PDMA on study and protocol designs.

Prior to Arena, Lisicki was Vice President, General Manager of Inflammation & Immunology and Cardiovascular at Regeneron Pharmaceuticals, where he was responsible for both commercial and development stage efforts. From 2014 through 2018, Lisicki was Senior Vice President and Chief Customer Officer of Daichii-Sanyko, where he managed the successful global product launches in Cardiovascular and successful U.S. development in Pain and Oncology. From 2005 through 2014, he held key global roles with Amgen. Lisicki earned his BS in Finance and Economics from State University of New York at Albany.

“I believe Cadrenal Therapeutics is developing a novel and potentially paradigm-changing therapeutic,” said Robert Lisicki. “I look forward to working with the team to advance the development and value that Tecarfarin may bring to serious and life-threatening diseases.”

Lisicki will occupy a newly created seat on the Cadrenal Board of Directors.

About Cadrenal Therapeutics, Inc.

Cadrenal Therapeutics is developing tecarfarin, a late-stage novel oral and reversible anticoagulant (blood thinner) with orphan drug and Fast Track designations for the prevention of systemic thromboembolism (blood clots) of cardiac origin in patients with end-stage kidney disease, or ESKD, and atrial fibrillation. Tecarfarin is specifically designed to leverage a different metabolism pathway than the oldest and most commonly prescribed Vitamin K antagonist (warfarin) used in the prevention of thrombosis. Tecarfarin has been evaluated in eleven (11) human clinical trials and more than 1,000 individuals. In Phase 1, Phase 2, and Phase 2/3 clinical trials, tecarfarin has generally been well-tolerated in both healthy adult subjects and patients with chronic kidney disease (CKD). For more information, please visit: www.cadrenal.com.

Safe Harbor Statement

Any statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include statements regarding the contributions to be derived from the appointment of Robert Lisicki as a member of the board of directors. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the ability to derive the anticipated benefits from Mr. Lisicki’s appointment to the Board of Directors and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Cadrenal Therapeutics specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact

For more information, please contact:

Cadrenal Therapeutics:
Matthew Szot, CFO
858-337-0766
press@cadrenal.com

Investors:
Lytham Partners, LLC
Robert Blum, Managing Partner
602-889-9700
CVKD@lythampartners.com